Exhibit 99.2

Press Release

Veoneer is now an independent, publicly traded company

Stockholm, Sweden, July 2, 2018: The spin-off from Autoliv Inc. has been completed and Veoneer Inc. (NYSE: VNE and SSE: VNE SDB) is now an independent, publicly traded company, with listings on NYSE and Nasdaq Stockholm. Regular trading in Veoneer starts today. The start of Veoneer as a public company will be celebrated with bell ringing ceremonies at both stock exchanges.

“Veoneer is the most focused active safety and autonomous driving company in the market. We have a unique combination of automotive grade experience and cutting-edge technology which makes us a sustainable leader in our industry”, said Jan Carlson, Chairman, President and CEO of Veoneer.

Veoneer is a growing technology company, focused on active safety, ADAS, autonomous driving and automotive safety electronics. The company’s purpose is to create trust in mobility.

In 2017, the Company (as the Electronics business segment of Autoliv) had a turnover of $2.3 billion. Veoneer currently has around 7,600 associates out of which roughly half are in RD&E. Veoneer’s customers are nearly all the top automotive manufacturers in the world.

As previously announced, as of the spin-off, Veoneer has approximately $1 billion in cash liquidity.

Veoneer will begin “regular way” trading on the New York Stock Exchange under the symbol “VNE” and on Nasdaq Stockholm under the symbol “VNE SDB” today. The Autoliv board previously approved a pro rata distribution of all the stock of Veoneer to Autoliv stockholders in a 1 to 1 ratio.

Veoneer has decided to choose Sweden as its Home Member State, pursuant to Article 2.1 (i) of the Transparency Directive (2004/109/EC), due to the listing of its Swedish Depositary Receipts on Nasdaq Stockholm.

Morgan Stanley acted as financial advisor to Autoliv and Veoneer.

This information is such that Veoneer is obliged to make public pursuant to the Swedish Securities Markets Act. The information was submitted for publication, through the agency of the contact person set out below, on July 2, 2018 at 8.00 (CEST).

For more information

Media:

Thomas Jönsson, Communications & IR, tel +46 (0)8 58 72 06 27

Investors & analysts:

Thomas Jönsson, Communications & IR, tel +46 (0)8 58 72 06 27

Ray Pekar, Investor Relations, tel +1 (248) 794-4537

Veoneer
Box 130 89
SE-10302 Stockholm, Sweden	Phone: +46 (0)8 527 762 00
Contact person: Thomas jönsson, GVP Communications	www.veoneer.com

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About Veoneer – Our purpose is to create trust in mobility. We design and build state-of-the-art hardware, software, and solutions for active safety, ADAS, autonomous driving, restraint control and brake systems. Founded in 2018, Veoneer is building on a heritage of more than 60 years of automotive safety development. Headquartered in Stockholm, Sweden, Veoneer has 7,600 associates in 13 countries (joint ventures included) and is listed on the New York Stock Exchange (NYSE: VNE) and on Nasdaq Stockholm (SSE: VNE SDB). For more information, please visit www.veoneer.com.

Safe Harbor Statement - This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Veoneer, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and/or data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

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